EXHIBIT 4.2

FORM OF GLOBAL NOTE

HSBC USA INC.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS GLOBAL SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITY REPRESENTED THEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HSBC USA INC., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HSBC USA INC.

ELEMENTS Linked to the S&P Commodity Trends Indicator ― Total Return due June 16, 2023

REGISTERED No:	$250,000,000

CUSIP: 4042EP 602

Title: ELEMENTS Linked to the S&P Commodity Trends Indicator ― Total Return due June 16, 2023 (the “Securities”)

Index: The Securities are linked to the S&P Commodity Trends Indicator ― Total Return, which we refer to as the “Index”.

Principal Amount: $10.00 per Security

Trade Date: June 11, 2008

Settlement Date: June 16, 2008

Final Valuation Date: June 12, 2023, subject to adjustment as described herein.

Maturity Date: June 16, 2023. The Maturity Date is subject to adjustment as described herein.

Payment at Maturity: The holder of this Note shall receive a cash payment on the Maturity Date that will be equal to the then outstanding principal amount of this Note times the Index Factor on the Final Valuation Date times the Fee Factor on the Final Valuation Date, as determined by the Calculation Agent referred to below.

Index Factor: Calculated on the Final Valuation Date will be calculated by the Calculation Agent and will be equal to the average of the closing levels of the Index for the five Trading Days immediately prior to and including the Final Valuation Date divided by the Initial Index Level. On any other Valuation Date the Index Factor will be calculated by the Calculation Agent and will be equal to the closing level of the Index on that day divided by the Initial Index Level.

Initial Index Level: The closing level of the Index on the inception date and is equal to      .

Fee Factor: As of any Valuation Date will be equal to one minus the aggregate investor fee, which is the product of (i) the Annual Investor Fee and (ii) the number of days elapsed from the inception date (June 10, 2008) to and including such Valuation Date divided by 365.

Annual Investor Fee: 0.75%.

Trading Day: Any day on which (i) the level of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange, NYSE Arca, the Nasdaq Stock Market and the American Stock Exchange and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

Payment upon Repurchase: Prior to the Maturity Date, the holder of this Note may elect to offer all or a portion of the principal amount of this Note for repurchase by the Issuer on any Business Day during the term of this Note, beginning on June 17, 2008 and ending on May 25, 2023, in a principal amount of at least $2,500,000. The Issuer will have the right to repurchase this Note in whole but not in part on or after June 16, 2011, if, on any Business Day, on or after June 16, 2011, the outstanding principal amount of this Note is $5,000,000 or less. If this Note is repurchased (either at the Issuer’s option or the holder’s), on the corresponding Repurchase Date, the holder will receive a cash payment in an amount equal to the daily Repurchase Value, which is the principal amount of this Note so subject to repurchase times the Index Factor on the applicable Valuation Date times the Fee Factor on the applicable Valuation Date, as determined by the Calculation Agent.

Repurchase Date: The third Business Day following a Valuation Date.

Business Day: A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Index Component: At any time, any of the commodity futures contracts included in the Index at such time.

Valuation Date: Each Trading Day from June 18, 2008 to June 12, 2023 inclusive, unless the Calculation Agent reasonably determines that a Market Disruption Event (as defined herein) occurs or is continuing on that day with respect to an Index Component.  A Valuation Date with respect to a repurchase is the Business Day after notice of such repurchase is delivered to DTC.  A Valuation Date may be postponed due to a Market Disruption Event with respect to an Index Component.

Calculation Agent: HSBC USA Inc. or one of its affiliates.

FOR VALUE RECEIVED, the undersigned HSBC USA Inc., a corporation under the laws of Maryland (the “Issuer”) hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or its registered assigns (i) the Payment at Maturity on the Maturity Date, (ii) the Payment upon Repurchase on the Repurchase Date, (iii) the accelerated payment as determined by the Calculation Agent in the same general manner as described in “Specific Terms of the Securities - Default Amount on Acceleration” in the Prospectus (as defined on the reverse hereof) upon the unpaid principal of Securities becoming due and payable at an earlier date by declaration of acceleration and/or (iv) an amount as otherwise provided below and in the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Global Security shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:	June 16, 2008

HSBC USA INC.

By:
Name:
Title

ATTEST:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein issued under the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
      Authorized Signatory

REVERSE OF SECURITY

1. General.

This Note is one of a duly authorized issue of Notes of the Issuer (the “Notes”) to be issued under that certain Senior Indenture dated as of March 31, 2006, as amended, modified or supplemented from time to time (the “Indenture”) between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee,” which term includes any successor trustee as permitted under the Indenture). The aggregate principal amount Outstanding under this Note shall not exceed U.S.$250,000,000.

This Note is subject to the respective rights, limitations of rights, duties and immunities under the Indenture of the Issuer, the Trustee and the holder of this Note and the terms upon which this Note are, and are to be, authenticated and delivered.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

Reference is made to the (i) the Prospectus related to the Note, dated April 5, 2006; (ii) the Prospectus Supplement, dated October 12, 2007; (iii) the Prospectus Addendum dated December 12, 2007; and (iv) the Pricing Supplement, dated June 10, 2008, (together, the “Prospectus”). The terms and conditions of this Note as fully set forth in the Prospectus are hereby incorporated by reference in their entirety into this Note and binding upon the parties hereto. In the event of a conflict between the terms the Prospectus and the terms of this Note, the Prospectus will control. Copies of the Prospectus are available from the Issuer or any underwriter or any dealer participating in the offering by calling toll free, 1-888-800-4722.

The Securities are subject to redemption as provided in Article XIII of the Indenture.

The term “Issuer” as used in this Note includes any respective successor to the Issuer under the Indenture.

The “Principal Amount” of each Security is $10 per Security.

2. Payment at Maturity

The holder of this Note shall receive a cash payment on the Maturity Date that will be equal to the then outstanding principal amount of this Note times the Index Factor on the Final Valuation Date times the Fee Factor on the Final Valuation Date, as determined by the Calculation Agent referred to below.  On or prior to 10:30 A.M. on the Business Day prior to the Maturity Date, the Issuer shall, or shall cause the Calculation Agent, to provide written notice to the Trustee, on which notice the Trustee may conclusively rely, of the cash amount due with respect to each $10 principal amount of this Note. The Issuer shall deliver to the Trustee by 10:30 AM on the Maturity Date the aggregate amount due with respect to this Note for delivery to the holder hereof.

The “Index Factor” calculated on the Final Valuation Date will be calculated by the Calculation Agent and will be equal to the average of the closing levels of the Index for the five Trading Days immediately prior to and including the Final Valuation Date (the “Calculation Period”) divided by the Initial Index Level.

The “Index” is the S&P Commodity Trends Indicator ― Total Return.

The “Initial Index Level” is the closing level of the Index on the inception date (June 10, 2008) and is equal to        .

The “Fee Factor” as of any Valuation Date will be equal to one minus the aggregate investor fee, which is the product of (i) the Annual Investor Fee and (ii) the number of days elapsed from the inception date (June 10, 2008) to and including such Valuation Date divided by 365.

The “Annual Investor Fee” is equal to 0.75%.

The “Final Valuation Date” is June 12, 2023.

If the Calculation Agent determines that a Market Disruption Event occurs or is continuing during the Calculation Period, the level of the Index will be calculated by reference to the values of the Index Components unaffected by Market Disruption Events on the scheduled Trading Days during the Calculation Period and by reference to the values of the affected Index Components on the Trading Days during the Calculation Period when there is no Market Disruption Event occurring.  If a Market Disruption Event occurs or is occurring on any scheduled Trading Day during the Calculation Period, the value of the affected Index Component on such Trading Day will be the value of the affected Index Component on the next Trading Day on which no Market Disruption Event occurs or is occurring with respect to such Index Component.  If a Market Disruption Event occurs or is occurring on the Final Valuation Date, the Calculation Agent will postpone the Final Valuation Date until the next Trading Day when there is no Market Disruption Event occurring with respect to such affected Index Component, but in no event will the Final Valuation Date be postponed by more than five scheduled Trading Days.  If a Market Disruption Event with respect to an Index Component continues for five scheduled Trading Days after the scheduled Final Valuation Date, then the level of the Index will be calculated by reference to the value of such affected Index Component for the applicable scheduled Trading Days on which a Market Disruption Event was occurring, determined (or, if not determinable, estimated) by the Calculation Agent in a manner that is commercially reasonable under the circumstances on the Final Valuation Date, as postponed.  If the Final Valuation Date is postponed due to a Market Disruption Event as described above, the Maturity Date will also be postponed by an equal number of Business Days up to five Business Days.

In the event that the Maturity Date of this Note is postponed due to the postponement of the Final Valuation Date, as described in the immediately preceding paragraph, the Issuer will give the Trustee and the holder of this Note written notice of such postponement, and, once it has been determined, of the date to which the Maturity Date has been rescheduled.  The Issuer will give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the Maturity Date, the Business Day immediately following the scheduled Final Valuation Date and (ii) with respect to the notice of the date to which the Maturity Date has been rescheduled, the Business Day immediately following the actual Final Valuation Date.

If the scheduled Maturity Date is not a Business Day, the Maturity Date will be the next following Business Day. In the event that Payment at Maturity is deferred beyond the scheduled Maturity Date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

A “Business Day” a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

An “Index Component” is at any time, any of the commodity futures contracts included in the Index at such time.

A “Trading Day” is any day on which (i) the level of the Index is calculated and published, (ii) trading is generally conducted on the New York Stock Exchange, NYSE Arca, the Nasdaq Stock Market and the American Stock Exchange and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Index are traded, in each case as determined by the Calculation Agent in its sole discretion.

The “Maturity Date” is expected to be June 16, 2023. The Maturity Date is subject to adjustment as described herein.

3. Payment upon Repurchase

Prior to the Maturity Date, the holder of this Note may elect to offer all or a portion of the principal amount (provided that such portion is an intergral of the $10 principal amount per Security) of this Note for repurchase by the Issuer on any Business Day during the term of this Note, beginning on June 17, 2008, in a principal amount of at least $2,500,000 by following the procedures set forth below:

▪
Cause its broker to deliver a completed irrevocable Offer for Repurchase (in the form attached hereto) to the Issuer by 5:00 p.m., New York City time, on the Business Day immediately preceding the Valuation Date related to the applicable Repurchase Date. The holder, as beneficial owner of this Note, must complete one portion of the Offer to Repurchase and its broker must complete the other portion. The Issuer must acknowledge receipt from the broker in order for the offer to repurchase to be effective;

▪
Cause its broker to book a delivery vs. payment trade with respect to the principal amount of this Note offered for repurchase on such Repurchase Date at a price equal to the applicable daily Repurchase Value, facing the Issuer; and

▪	Cause its broker to make its DTC custodian deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Repurchase Date.

Upon compliance with the foregoing procedures, the Issuer will be obliged to repurchase the principal amount of this Note so requested to be repurchased.

The Issuer will have the right to repurchase this Note in whole but not in part on or after June 16, 2011, if, on or after June 16, 2011, the outstanding principal amount of this Note is $5,000,000 or less.  Any portion of the principal amount of this Note previously repurchased by the Issuer at the holder’s option will be cancelled by the Trustee on the relevant Repurchase Date.  Consequently, as of such Repurchase Date, the principal amount of this Note so repurchased will no longer be considered outstanding for purposes of determining whether the Issuer has the ability to exercise its repurchase right.  To call the Notes for repurchase, the Issuer will deliver an irrevocable call notice to DTC (the holder of this Global Note).

The Issuer will give the Trustee a copy of the irrevocable call notice at the same time that it delivers such notice to DTC.  On or prior to 10:30 A.M. on the Business Day prior to the Repurchase Date, the Issuer shall, or shall cause the Calculation Agent, to provide written notice to the Trustee, on which notice the Trustee may conclusively rely, of the cash amount due with respect to each $10 principal amount of this Note.  The Issuer shall deliver to the Trustee by 10:30 AM on the Repurchase Date the aggregate amount due in connection with such repurchase, for delivery to the holder of this Note.

If this Note is repurchased (either at the Issuer’s option or the holder’s), on the corresponding Repurchase Date, the holder will receive a cash payment in an amount equal to the daily “Repurchase Value”, which is the principal amount of this Note so subject to repurchase times the Index Factor on the applicable Valuation Date times the Fee Factor on the applicable Valuation Date, as determined by the Calculation Agent.

The Index Factor on the applicable Valuation Date will be calculated by the Calculation Agent and will be equal to the closing level of the Index on that day divided by the Initial Index Level.

A “Valuation Date” is each Trading Day from June 18, 2008 to June 12, 2023 inclusive, unless the Calculation Agent reasonably determines that a Market Disruption Event occurs or is continuing on that day with respect to an Index Component.  A Valuation Date with respect to a repurchase is the Business Day after such notice is delivered to DTC.  A Valuation Date may be postponed due to a Market Disruption Event with respect to an Index Component up to four scheduled Trading Days.  If a Market Disruption Event with respect to an Index Component occurs, the level of the Index with respect to any related Repurchase Date will be calculated by reference to the values of the unaffected Index Components on the Valuation Date and by reference to the values of the affected Index Component on the first Trading Day after the scheduled Valuation Date on which no Market Disruption Event occurs or is continuing, up to four scheduled Trading Days after the scheduled Valuation Date.  If a Market Disruption Event with respect to an Index Component is continuing after four scheduled Trading Days, the level of the Index for such Repurchase Date will be calculated by reference to the value of the affected Index Component determined (or, if not determinable, estimated) by the Calculation Agent in a manner that is commercially reasonable under the circumstances on the fourth scheduled Trading Day after the scheduled Valuation Date, which shall be such Valuation Date, as postponed.  If the Valuation Date is postponed due to a Market Disruption Event with respect to an Index Component, the Repurchase Date will also be postponed by an equal number of Business Days.

In the event that a Repurchase Date is postponed due to the postponement of the applicable Valuation Date, as described in the immediately preceding paragraph, the Issuer will give the Trustee and the holder of this Note written notice of such postponement, and, once it has been determined, of the date to which such Repurchase Date has been rescheduled. The Issuer will give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of such Repurchase Date, the Business Day immediately following the scheduled applicable Valuation Date and (ii) with respect to the notice of the date to which such Repurchase Date has been rescheduled, the Business Day immediately following the actual applicable Valuation Date.

A “Repurchase Date” is the third Business Day following a Valuation Date. Unless the scheduled Repurchase Date is postponed due to a Market Disruption Event as described above, the final day on which the Issuer will repurchase the Notes will be June 1, 2023. As such, a holder must offer its Notes for repurchase no later than May 25, 2023.

In the event that payment upon repurchase by the Issuer is deferred beyond the original Repurchase Date, as described above, no interest or other amount will accrue or be payable with respect to that deferred payment.

“Market Disruption Event” Any of the following will be a Market Disruption Event, as determined by the Calculation Agent:

▪
any material limitation, suspension or disruption in the trading of any Index Component which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

▪
the daily contract reference price for any Index Component is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

▪
if in the future, such markets become relevant to the calculation or hedging of the Index, any suspension of or material limitation on trading on the primary exchanges that trade options contracts or futures contracts related to an Index Component as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any successor index;

▪	failure of the applicable trading facility or other price source to announce or publish the daily contract reference price for one or more Index Components; or

▪
any other event, if the Calculation Agent reasonably determines, after consultation with the Issuer and the hedge counterparties and agreement among such parties, that the event materially interferes with the ability of the hedge counterparties’ ability to unwind all or a material portion of a hedge with respect to the Notes that the Issuer or its affiliates have effected or may effect.

For purpose of the first bullet of this section above, the following events will not be Market Disruption Events:

▪
a limitation on the hours in a Trading Day and/or numbers of days of trading on a trading facility on which any Index Component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

▪	a decision by the relevant trading facility to permanently discontinue trading in any Index Component.

A suspension of or material limitation on trading on the relevant trading on the relevant trading facility will not include any time when that facility is closed for trading under ordinary circumstances, and any limitations on trading during significant market fluctuations under New York Stock Exchange (“NYSE”) Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will not be considered “material”

Payment of the principal, if any, and return, if any, due and payable under this Note at the Maturity Date will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined below, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine.

The Trustee initially shall act as the paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Note. The Trustee maintains an office in The City of New York.

The Issuer or one of its affiliates will act as the Calculation Agent (the “Calculation Agent”, which term includes any additional or successor Calculation Agent appointed by the Issuer) with respect to the Note.

4. Acceleration upon Event of Default.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the Trustee or the holders of not less than 25% in principal amount of Securities may declare the principal of all Securities due and payable in the manner and with the effect provided in the Indenture. In that case, the amount payable will be the daily Repurchase Value, with such value determined by referencing the Trading Day immediately succeeding the date of such declaration as the Valuation Date. If a Market Disruption Event exists on that scheduled Trading Day, then the Final Valuation Date for the Index will be postponed for up to five scheduled Trading Days (in the same general manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will be the third business day following the accelerated Final Valuation Date. If this Note has become immediately due and payable following an Event of Default, the holder of this Note will not be entitled to any additional payments with respect to this Note.

“Event of Default” means any event of default set forth in Article V of the Indenture.

5. Discontinuance or Modification of the Index.

If Standard & Poor’s reasonably determines that it is necessary to discontinue publication of the Index and Standard & Poor’s or any other person or entity calculates and publishes an index that the Calculation Agent, after consultation with the Issuer, reasonably determines is comparable to the Index and approves as a successor index, then the Calculation Agent will determine the level of the Index on the applicable Valuation Date and the amount payable on the Maturity Date or Repurchase Date by reference to such successor index for the period following the discontinuation of the Index.

If the Calculation Agent reasonably determines that the publication of the Index is discontinued and that there is no successor index, the Calculation Agent, after consultation with the Issuer, will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent reasonably determines that the Index, the Index Components or the method of calculating the Index has been changed at any time in any significant respect, whether the change is made by Standard & Poor’s under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason—then the Calculation Agent, after consultation with the Issuer, will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it reasonably believes are appropriate to ensure that the level of the Index used to determine the amount payable on the Maturity Date or upon repurchase by the Issuer replicates as fully as possible the economic character of the Index.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will be conclusive for all purposes and binding on the holder of Notes, absent manifest error.

5. Other Provisions

No service charge shall be made for exchanging or registering the transfer of this Note, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Note constitutes a direct unsecured obligation of the Issuer and will rank on a parity with all of the other unsecured and unsubordinated indebtedness of the Issuer, present and future, except for such obligations as are preferred by operation of law. This Note is not a deposit liability of the Issuer and is not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

All notices regarding this Note shall be given to the registered holder of this Note by first class mail postage prepaid to the address of the holder of the Note that appears in the Security Register (as defined in the Indenture). In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

The remedies of the Trustee or the holder of this Note, as provided herein or in the Indenture, shall be cumulative and concurrent. No failure on the part of the holder of the Note or of the Trustee in exercising any right or remedy hereunder or under the Indenture shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder or under the Indenture.

AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

ASSIGNMENT FORM

For value received

hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or type name and address, including zip code of assignee:

the within Note and does hereby irrevocably constitute and appoint _______________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on this Note)

FORM OF OFFER FOR REPURCHASE

TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated: __________________
[insert date]

HSBC USA Inc. (“HSBC USA”)

Email: ETN.Notes.Group@us.hsbc.com

Re: ELEMENTSSM Linked to the S&P Commodity Trends Indicator — Total Return due June 16, 2023 issued by HSBC USA Inc. (the “ELEMENTS”)

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to HSBC USA the right to repurchase the ELEMENTS, as described in the Pricing Supplement dated June 10, 2008, in the amounts and on the date set forth below.

Name of beneficial holder: _________________________________________________________
[insert name of beneficial owner]

Stated principal amount of ELEMENTS offered for repurchase (You must offer at least 250,000 ELEMENTS ($2,500,000 stated principal amount) for repurchase at one time for your offer to be valid.):

______________________________________________________________
[insert principal amount of ELEMENTS offered for repurchase by HSBC USA]

Applicable valuation date: ______________, 20__

Applicable repurchase date: ______________, 20__
[insert a date that is three business days following the applicable valuation date]

Contact Name:
________________________________________________________________________
[insert the name of a person or entity to be contacted with respect to this Offer for Repurchase]

Telephone #:
________________________________________________________________________
[insert the telephone number at which the contact person or entity can be reached]

My ELEMENTS are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ELEMENTS):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ELEMENTS specified above will not be repurchased unless (i) this Offer for Repurchase, as completed and signed by the DTC Participant through which my ELEMENTS are held (the “DTC Participant”), is delivered to HSBC USA by 5:00 p.m., New York City time, on the business day immediately preceding the applicable valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing HSBC USA and (iii) the DTC Participant instructs DTC to deliver the DVP trade to HSBC USA as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that HSBC USA will not be responsible for any failure by the DTC Participant through which such undersigned’s ELEMENTS are held to fulfill the requirements for repurchase set forth above.

______________________________
[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ELEMENTS ARE HELD AND DELIVERED TO HSBC USA BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: __________________
[insert date]

HSBC USA Inc. (“HSBC USA”)

Re: ELEMENTSSM Linked to the S&P Commodity Trends Indicator — Total Return due June 16, 2023 issued by HSBC USA Inc. (the “ELEMENTS”)

Ladies and Gentlemen:

The undersigned holder of ELEMENTSSM Linked to the S&P Commodity Trends Indicator — Total Return due June 16, 2023 issued by HSBC USA Inc., CUSIP No. 4042EP 602 (the “ELEMENTS”) hereby irrevocably offers to HSBC USA the right to repurchase, on the Repurchase Date of ________________, with respect to the number of the ELEMENTS indicated below as described in the Pricing Supplement dated June 10, 2008 relating to the ELEMENTS (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade, facing HSBC USA (DTC # ), on the valuation date with respect to the stated principal amount of ELEMENTS specified below at a price per ELEMENT equal to the repurchase value and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated principal amount of ELEMENTS offered for repurchase (You must offer at least 250,000 ELEMENTS ($2,500,000 stated principal amount) for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):